UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.     )

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☐	Preliminary Proxy Statement
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Marchex, Inc.

(Name of Registrant as Specified In Its Charter)

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MMMMMMMMMMMM    +    MARCHEX, INC. C  1234567890    000004    MMMMMMM  ENDORSEMENT_LINE______________  SACKPACK_____________    MMMMMMMMM     MR  A  SAMPLE    Online   DESIGNATION  (IF  ANY)  ADD  1  Goto www.investorvote.com/MCHX orscanthe  ADD  2    QRcode —logindetailsarelocatedin the   ADD  3    shadedbarbelow.   ADD  4  ADD  5    ADD  6     Votes submitted electronicallymust be received  by11:59p.m., EasternTime, on    September30, 2021.   Stockholder Meeting Notice 123456789012345 ImportantNoticeRegardingtheAvailabilityofProxyMaterialsfor the  Marchex, Inc. 2021AnnualStockholderMeetingto beHeldonOctober1, 2021   UnderSecuritiesandExchange Commission rules, youarereceivingthis noticethattheproxymaterials for theannual  stockholders’ meeting areavailable onthe Internet. Followtheinstructionsbelowtoviewthe materialsandvote online or  requestacopy. The itemstobevotedonandlocationoftheannualmeeting areonthereverseside. Yourvoteis important!   Thiscommunication presentsonly anoverview ofthe morecompleteproxymaterialsthatare availableto youontheInternet.  Weencourageyouto access andreviewall oftheimportantinformationcontainedintheproxy materialsbefore voting. The 2021  proxystatement andannualreportto

Currentandfuturedeliveryrequestscanbesubmittedusingtheoptionsbelow.  Ifyourequestanemail copy, youwillreceiveanemailwithalinkto thecurrentmeetingmaterials.  PLEASENOTE:Youmustusethenumber intheshadedbaronthereversesidewhenrequestingacopyof theproxymaterials.   — Internet –Goto www.investorvote.com/MCHX.  — Phone –Callusfreeof charge at1-866-641-4276.  — Email–Send anemailto investorvote@computershare.comwith “ProxyMaterialsMarchex, Inc.” inthe subjectline. Includeyourfull  nameandaddress, plusthenumberlocatedintheshaded baron thereverseside, andstatethatyou wanta papercopyofthe  meeting materials.  To facilitatetimely delivery, requestsforapapercopyof proxymaterialsmustbereceived bySeptember20, 2021.        delivery preferences:   Current and future delivery requests can be submitted using the options below.  IMMMMMMMMMMMM